Tidal Commodities Trust I POSAM

Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement (Form S-1 No. 333-276254) of Tidal Commodities Trust I (the “Trust”) of our report dated March 25, 2025, relating to the financial statements of the Trust and its series, the Hashdex Bitcoin ETF, included in the Form 10-K of the Trust for the year ended December 31, 2024, and to the reference to our Firm as “Experts” in such Registration Statement.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

March 25, 2025